EXHIBIT 99.1

News Release

Advanced Energy Promotes Neil Brinker to President

DENVER, Colo., May 20, 2020 – Advanced Energy Industries, Inc. (NASDAQ: AEIS), a global leader in innovative power, measurement and control technologies, today announced the promotion of Neil D. Brinker to the position of President, effective May 20, 2020.  Mr. Brinker will also continue to serve in his current role as Chief Operating Officer of Advanced Energy.

“Neil has been instrumental in transforming and enhancing the operations of the company during a period of strategic transformation and global challenges.  He has demonstrated thought leadership and a thorough understanding of our business,” said Yuval Wasserman, Chief Executive Officer.  “In his new role as President and COO, Neil will continue to drive operational excellence and financial performance across the entire organization as we integrate our Artesyn acquisition and look at the next step in our growth strategy.”  Mr. Brinker will continue to report to Yuval Wasserman, Chief Executive Officer, in his capacity as President and Chief Operating Officer.

“I look forward to the expanded role of President and COO and delivering on our long-term growth strategy with a focus on continued improvements in operational execution and financial results,” said Neil Brinker.

Neil is an experienced global leader with a broad knowledge of industrial markets and a proven track record managing operations and delivering improved operating and financial results. Prior to joining Advanced Energy, Neil was a  group president at IDEX Corporation where he was responsible for a broad array of engineered products and solutions for numerous industrial applications including measurement, control systems and software monitoring. Prior to IDEX, Neil was director of global operations at Gilbarco Veeder-Root, a Danaher company, responsible for manufacturing operations, strategic planning and M&A for several global locations. Neil holds a B.S.M.E. from Michigan State University, a Master of Engineering from the University of Michigan and an MBA from Eastern Michigan University.

About Advanced Energy

Advanced Energy (NASDAQ: AEIS) is a global leader in the design and manufacturing of highly engineered, precision power conversion, measurement and control solutions for mission-critical applications and processes. Advanced Energy’s power solutions enable customer innovation in complex applications for a wide range of industries including semiconductor equipment, industrial, manufacturing, telecommunications, data center computing and healthcare. With engineering know-how and responsive service and support around the globe, the company builds collaborative partnerships to meet technology advances, propel growth for its customers and innovate the future of power. Advanced Energy has devoted more than three decades to perfecting power for its global customers and is headquartered in Denver, Colorado, USA. For more information, visit www.advancedenergy.com.

Advanced Energy | Precision. Power. Performance.

For more information, contact:

Brian Smith

Advanced Energy

(970) 407‑6555

brian.smith@aei.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934 that involve a number of risks and uncertainties. Such forward-looking statements include statements which may be preceded by the words "plan," "will," "expect," "believe," or similar words. Other risks are described in Advanced Energy's Form 10-K, Forms 10-Q and other reports and statements filed with the Securities and Exchange Commission. These reports and statements are available on the SEC's website at www.sec.gov. Copies may also be obtained from Advanced Energy's website at www.advancedenergy.com or by contacting Advanced Energy's investor relations at 970-407-6555. Forward-looking statements are made and based on information available to the company on the date of this press release. The company assumes no obligation to update the information in this press release.